Exhibit 99.1

SANDERLING VENTURE PARTNERS IV, L.P.		SANDERLING IV BIOMEDICAL CO-INVESTMENT FUND, L.P.
By: Middleton-McNeil Associates IV, L.P.		By: Middleton-McNeil Associates IV, LLC

By:	/s/ Fred A. Middleton	By:	/s/ Fred A. Middleton
	Fred A. Middleton	Fred A. Middleton
	General Partner	General Partner

SANDERLING IV LIMITED PARTNERSHIP		SANDERLING IV BIOMEDICAL, L.P.
By: Middleton-McNeil Associates IV, L.P.		By: Middleton-McNeil Associates IV, LLC

By:	/s/ Fred A. Middleton	By:	/s/ Fred A. Middleton
	Fred A. Middleton	Fred A. Middleton
	General Partner	General Partner

Sanderling [Feri Trust] Venture Partners IV By: Middleton-McNeil Investment Partners IV, L.P.

SANDERLING VENTURE PARTNERS IV CO-INVESTMENT FUND, L.P.
By: Middleton-McNeil Associates IV, LLC

By:	/s/ Fred A. Middleton	By:	/s/ Fred A. Middleton
	Fred A. Middleton	Fred A. Middleton
	General Partner	General Partner